EXHIBIT 10.11

                      MODIFICATION AND EXTENSION AGREEMENT


         This agreement is made this 6th day of June, 1996, by and between STS Buildings Associates, L.P., a Delaware Limited Partnership, having its office at 200 South Park Road, Hollywood, FL 33021 [herein "LANDLORD"] and Kos Pharmaceuticals, Inc., a Florida Corporation, having its office at 1001 South Bayshore Drive, Suite 2502, Miami, Florida 33131 [herein "TENANT"].

                                    RECITALS

         WHEREAS, TENANT has entered into three (3) separate Leases with LANDLORD and with respect to the demised premise(s) hereinafter identified; and,

         WHEREAS, LANDLORD and TENANT have agreed to certain lease(s) modifications herein provided; and,

         WHEREAS, the current Leases between LANDLORD and TENANT are described as (i) Lease, dated January 7, 1993, Suite 50, One Oakwood Boulevard, Hollywood Florida; (ii) Lease, dated May 15, 1990, Suite 140, Two Oakwood Boulevard, Hollywood Florida; (iii) Lease, dated May 2, 1991, Suite 150, Two Oakwood Boulevard, Hollywood Florida; and,

         WHEREAS, presently the Lease for Suite 140 terminates November 30th 1995; the Lease for Suite 150 terminates September 30, 1996; and the Lease for Suite 50 terminates May 31, 1997.

         THEREFORE, know all men by these presence that for $10.00 and other good and valuable considerations, the parties hereby agree as follows:

          1. The recitals and matters set forth above are incorporated herein as if fully stated.

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          2. The Lease for Suite 140 is hereby modified to provide for an extended lease term and termination date as of November 30, 1996. During the Lease term from and after December 1, 1995, the Base Rent shall be $10.50 per square foot, commencing December 1, 1995. In addition to the Base Rent, TENANT shall pay all Additional Rent and all other expenses under the terms of the Lease.

          3. The Lease for Suite 150, which has a current lease term and termination date of September 30, 1996, is hereby modified to provide for a termination date as of November 30, 1996. All other terms of the Lease including Base Rent and Additional Rent (subject to adjustment and increase) are hereby ratified and confirmed except as expressly modified herein.

          4. (A) The Lease for Suite 50, which has a present lease term and termination date of May 31, 1997, is hereby modified to provide for a termination date of October 31, 1996 and further to provide for one option to renew for a nine (9) month period from November 1, 1996 to July 31, 1997. In the event TENANT elects to exercise the option to renew, i.e., to July 31, 1997 it shall provide Landlord a 90 day advance written notice, i.e., on or before July 31, 1996.

         4. (B) MODIFICATION OF "DEMISED PREMISES"/SUITE 50 AND LEASE AGREEMENT TO PROVIDE FOR "EXPANSION AREA" - "FIRST MODIFICATION"

         The Parties hereto desire to modify the Lease Agreement for Suite 50 upon certain terms and conditions as more fully set forth hereinafter.

                i.          CONFLICTS:      In the event of a conflict between
               any of the terms, conditions and/or provisions of this First Modification and any of the terms,


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                conditions  and/or  provisions of the Lease  Agreement,  the terms conditions and/or provisions of this First Modification shall prevail.

                ii. DEFINED TERMS: Except as otherwise provided in this First Modification, all defined terms shall have the meanings such defined terms have in the Lease Agreement.

                iii.        MODIFICATIONS:

                    a. EFFECTIVE DATE: Notwithstanding the fact that Landlord and Tenant have executed this Modification on the day and year first above written, the changes to the Lease as described herein shall be effective upon execution of this First Modification ("EFFECTIVE DATE") for all purposes.

                    b. TERM: The Term of the Lease Agreement as hereby modified shall expire upon October 31, 1996, unless extended by the "Option to Extend Term as provided herein.

                    c. DEMISED PREMISES: The "Rentable Area of the Premises" is
                   hereby stipulated and mutually agreed to by the parties to be increased by TWO THOUSAND (2,000) square feet (hereinafter referred to as "Expansion Area"), said Expansion Area to be identified as Suites 210 and 212 and outlined in red on Exhibit "A", attached hereto. The total rentable area of the Demised Premises shall be SEVEN THOUSAND SEVEN HUNDRED FIFTY (7,750) square feet, (hereinafter referred to as

                    "Demised Premises"). The term Premises or Demised Premises in the Lease shall, as of the date of the First Modification, be deemed to include the Expansion Area.

                    d. CONSTRUCTION: TENANT acknowledges and agrees that LANDLORD will not be making any improvements to the Expansion Area and that TENANT is accepting the same in their "As-Is, Where-Is" condition.

                    e. ANNUAL BASE RENT: Effective March 1, 1996 the Annual Base
                   Rent shall be SIXTY SIX THOUSAND EIGHT HUNDRED THIRTY NINE AND 54/100 DOLLARS ($66,839.54), and shall be paid by TENANT to LANDLORD at its principal office or that of its agent or at any other place hereafter designated in writing by Landlord, in equal monthly installments of FIVE THOUSAND FIVE HUNDRED SIXTY NINE AND 96/100 DOLLARS ($5,569.96) on or before the first day of each month during the term hereof as same shall be adjusted in accordance with this Lease.

                    f. RENTAL CREDIT: Tenant shall be granted a Rental Credit in the amount of TWO THOUSAND FORTY ONE AND 66/100 DOLLARS ($2,041.66), which Rental Credit shall be applied towards Tenant's Rent next due and payable under the Lease.

                    g. ADDITIONAL RENT: TENANT's Proportionate Share as described in Section 6(A)(i) of the Lease Agreement is hereby stipulated and mutually agreed to be increased to 12.27%.

                    h. RENT DURING EXTENSION PERIOD: Should Tenant choose to
                   renew the Term for a nine (9) month period, provided Tenant is not in default under this Lease, and further provided TENANT gives LANDLORD ninety (90) days prior written notice of TENANT's election to renew the Lease Term, Tenant shall be entitled to extend the Term hereof for nine (9) months (the "Extension Period") and rent during said Extension Period shall be paid as follows: Annual Base Rent for the Extension Period shall be SIXTY NINE THOUSAND TWO HUNDRED SIXTY FOUR AND NO/100 DOLLARS shall be paid by TENANT to LANDLORD at its principal office or that of its agent or at any other place hereafter designated in writing by LANDLORD, in equal monthly installments of FIVE THOUSAND SEVEN HUNDRED SEVENTY TWO AND NO/100 ($5,772.00) DOLLARS, on or before the first day of each month during the Extension Period. All other terms and conditions of the Lease as modified by this First Modification of Lease shall continue to be in full force and effect.

                iv.         RATIFICATION AND  CONFIRMATION:  Except as
                    specifically modified hereby, all of the terms, provision and conditions of the Lease of

                    January 7, 1993, shall remain in full force and effect and are hereby ratified and confirmed.

          5. Notwithstanding the Lease(s) modified termination date(s) November 30, 1996 for Suite 140 and Suite 150, and as further provided in paragraphs 2 and 3 above, TENANT shall have the right at its option(s) to extend said Lease(s) terms (140 and 150) for two successive option periods, each for a 6 month "Option Term", commencing December 1, 1996. [herein "Second Extension and Third Extension"]. TENANT in order to effect a Second Extension and/or Third Extension shall be required to provide written notice to LANDLORD not less than 60 nor more than 90 days prior to November 30, 1996 and if extended for a 3rd Extension prior to March 1997. Said notice shall specify the term of the Second Extension, i.e., (the 6 month period) and similarly, if exercised for the Third Extension. During said Second and/or Third Extension, TENANT shall continue to pay full rent on Suite 150 (as provided by the present Lease) and the modified Base Rent on Suite 140 of $10.50 per square foot.

          6. LANDLORD and TENANT have met and have inspected the current tenant improvements and the demised premises of Suites 140 and 150. TENANT acknowledges the requirements under the respective Lease(s) to return the demised premise(s) to the condition as it existed at the time of the Lease(s). Notwithstanding however, LANDLORD and TENANT hereby mutually agree with respect to the following specific requirements by TENANT upon vacating the premises at the Lease(s) and with respect to the tenant improvements. With respect to the Lease(s) obligation(s) the responsibility of the TENANT shall be limited as follows:


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 (i)      SUITE 140 - TWO OAKWOOD BOULEVARD

     ANALYTICAL LAB

               A) Remove three (3) compartment sinks, cut off all plumbing lines to the wall and cap the face plates.

               B) Remove eye wash, cut off all plumbing lines to the wall and cap with face plates.

     FORMULATION LAB

               A) Cover floor drains at all rooms. Remove existing flooring and level floors as necessary with concrete.

 (i)      SUITE 150 - TWO OAKWOOD BOULEVARD

     WORKROOM AND SECOND FLOOR FORMULATION LAB:

               A) Remove beams/floor curbs at entries to Workroom #1 and #2 and Formulation Lab.

               B) Remove and cap floor drains at Workroom #2 and Formulation Lab. Remove existing flooring and level floors as necessary with concrete.

               C) Remove sink and water supplies and cut off plumbing at wall and cap with face plate.

               D)  Remove all vents and cap above ceiling. Repair all ceilings.

     BLOW OUT PANEL/VENT:

               A)  To be capped above ceiling with repairs made to ceiling.

     GENERAL NOTES:

               A) Tenant shall remove all special equipment and shall remove and/or cap off all related electrical, mechanical and plumbing to the wall with face plates. All penetrations at drywall partitions to be patched and finished.

          7. TENANT and LANDLORD hereby ratify and confirm the present terms and conditions of the respective leases for Suite 50, 140 and 150 except as otherwise modified herein.

          8. TENANT hereby acknowledges that it has no present set off, recoupment or claim against LANDLORD and that LANDLORD is in full compliance with all terms and conditions of each respective Lease.

          9. TENANT, in further consideration of the agreements herein contained, hereby specifically releases and waives any claims, past or present, which TENANT has, if any, against LANDLORD and this Agreement shall operate as a full and complete General Release of Landlord for any purported claims whether asserted, known or unknown, as of the date hereof. TENANT hereby further covenants, warrants and represents that it shall continue to perform its duties and obligations under the Leases except as modified herein.



WITNESSES:

                          STS BUILDING ASSOCIATES, L.P.
                          a Delaware limited partnership

                          By:  Hollywood STS Associates, L.P.
                          Its:  General Partner
                          By: Hollywood, Inc. (Del.)
                          Its:  General Partner


/s/ ILLEGIBLE               By: /s/ ILLEGIBLE
   ---------------------    --------------------------------------------
                            Vice President

/s/ ILLEGIBLE               By: /s/ ILLEGIBLE
   ---------------------    --------------------------------------------
   As to Landlord           Secretary



                            KOS PHARMACEUTICALS, INC.
                            a Florida corporation





/s/  CAROLYN M. LEMAIRE           By: /S/  DANIEL M. BELL
     ------------------             ---------------------
                                    Its President

/s/  LAURA BONITTO                Attest: /s/  JUAN F. RODRIGUEZ
     ------------------                   -----------------------------
                                          Its Assistant Controller

                                          (CORPORATE SEAL)